EXHIBIT 5.1

Our ref Your ref	JMW/CBO/1073811/0003/J26797687v1

DPC Holdings Limited 47 Esplanade, St. Helier, JE1 0BD, Jersey.	25 June 2026

Dear Sirs

DPC Holdings Limited (the "Company") - DPC Holdings Limited 2026 Equity Incentive Plan (the "Plan")

1.	Background

1.1	We have acted as the Company's Jersey legal advisers in connection with the registration statement on Form S-8 dated 25 June 2026 (the "Form S-8"). Under the Plan, the Company may from time to time grant options relating to Plan Shares (as defined below) to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its affiliates.

1.2	In this Opinion:

1.2.1	"non-assessable" means, in relation to any Plan Share (as defined below), that no further sum is payable to the Company or its creditors by any holder of that Plan Share solely because of being the holder of such share;

1.2.2	"Options" means any options, awards or other rights to acquire shares granted under the Plan to a Participant (as defined below), including rights to acquire Matching Grant Shares (as defined under the Plan);

1.2.3	"Participants" the persons granted any Options under the Plan (each such person being a "Participant"); and

1.2.4	"Plan Shares" means 13,812,500 ordinary shares of no par value in the capital of the Company which may be issued or transferred to a Participant pursuant to, or in connection with, an Option made or to be made under the Plan.

1.3	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

DPC Holdings Limited

25 June 2026

1.4	We express no opinion as to whether the documents listed at paragraph 2 below, singular or together, contain all the information required by the US Securities Act of 1933, as amended (the "Securities Act") and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the documents, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents Examined

2.1	For the purpose of this opinion we have examined and relied upon copies of the following documents:

2.1.1	the Form S-8 in the form in which it is to be filed with the U.S. Securities and Exchange Commission;

2.1.2	the public records of the Company available for inspection on the website of the Registrar of Companies in Jersey (the "Registrar of Companies") on the date of this Opinion, at the time we carried out such inspection (the "Public Records");

2.1.3	a copy of the Plan and the written resolutions of the board of the Company dated 27 May 2026 approving the Plan and preparation and registration of the Form S-8 (the "Director Resolutions"); and

2.1.4	the Company's certificate of incorporation and memorandum and articles of association as in force as at the date hereof.

2.2	For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

2.3	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this opinion we have assumed:

3.1.1	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.2	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.3	that the Plan has been, and will at all times be, operated in accordance with its terms;

3.1.4	that the Company's board of directors (or a duly authorised committee or such persons as a duly authorised committee may appoint in accordance with the terms of the Plan):

(a)	will duly authorise and grant all Options relating to Plan Shares to be granted; and

DPC Holdings Limited

25 June 2026

(b)	will resolve to satisfy all Options relating to Plan Shares to be granted by the Company in a manner consistent with their fiduciary duties and in accordance with the terms of the Plan and the Company's memorandum and articles of association;

3.1.5	that any Plan Shares in issue which may be transferred to a Participant under the Plan in settlement of an Option have been validly issued and are credited as fully paid;

3.1.6	that a meeting of the Company's board of directors (or a duly authorised committee thereof) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue, or (where applicable) approve the transfer of, the Plan Shares to the relevant Participant;

3.1.7	the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

3.1.8	that where we have examined drafts, the drafts as executed does not differ in any material respect from the drafts that we have examined;

3.1.9	that the Company will not issue any shares in excess of the authorised share capital of the Company;

3.1.10	that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company's memorandum and articles of association;

3.1.11	that the directors have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

3.1.12	the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation;

3.1.13	that each of the above assumptions is accurate at the date of this Opinion, and has been accurate at all other relevant times;

3.1.14	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records of the Companies and are accurate and complete;

3.1.15	that we have been provided with copies or originals of all documents that are relevant to and/or that might affect the opinions expressed in this Opinion;

DPC Holdings Limited

25 June 2026

3.1.16	that each party has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.17	that in resolving that the Company enter into any documents and the transaction(s) documented or contemplated by such documents relating to the issue of the Plan Shares, the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under all applicable laws; and

3.1.18	that there is no provision of any law (other than Jersey law) that would affect anything in this Opinion.

3.2	We have not independently verified the above assumptions.

4.	Opinion

4.1	As a matter of Jersey law, and on the basis of and subject to the assumptions set out in this opinion and the qualifications below, we are of the opinion that in relation to the Plan Shares to be allotted and issued, or transferred, to an Option holder under the Plan in settlement of the Option holder's Option, the Plan Shares are duly authorised and upon the:

4.1.1	receipt in full by the Company of all amounts payable by the Option holder under the Plan in respect of the Option holder's Option; and

4.1.2	entry of the name of the Option holder as the holder of those Plan Shares in the Company's register of members,

those Plan Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

5.1	This Opinion is subject to any matter of fact not disclosed to us.

5.2	This Opinion is limited to matters of and is interpreted in accordance with Jersey law as at the date of this Opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this Opinion.

DPC Holdings Limited

25 June 2026

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	This opinion is only addressed to, and for the benefit of, the Company. It is given solely in connection with the filing of the registration statement on Form S-8. Save as set out in paragraph 6.5 below, this opinion may not, without our prior written consent, be transmitted or disclosed to any other person (including, without limitation, any Participant) or be relied upon for any other purpose whatsoever.

6.5	We consent to the disclosure of this opinion as an exhibit to the Form S-8 and its filing with the US Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the US Securities and Exchange Commission.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Carey Olsen Jersey LLP